Exhibit (h)(4)

POWER OF ATTORNEY

The undersigned trustees of Hennessy SPARX Funds Trust (the “Trust”) hereby appoint Neil J. Hennessy, as attorney-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to the registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Trust’s Registration Statement on Form N-8A and Form N-1A and any registration statement on Form N-14 deemed advisable (and any and all amendments to such Form N-8A, Form N-1A or Form N-14, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority), and including applications for exemptive order rulings and proxy materials related to the Trust.  Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned trustees hereby execute this Power of Attorney as of this 18th day of September, 2009.

/s/ Robert T. Doyle Robert T. Doyle, Trustee
/s/ J. Dennis DeSousa J. Dennis DeSousa, Trustee
/s/ Gerald P. Richardson Gerald P. Richardson, Trustee